Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the incorporation by reference in current and future effective Registration Statements on Form S-3 and Form S-8 of our reports dated February 4, 2011 and February 8, 2011 included in VAALCO Energy Inc.’s Annual Report on Form 10K for the year ended December 31, 2010, and to the reference to us under the caption “Experts” appearing in such Registration Statement.

NETHERLAND SEWELL & ASSOCIATES, INC.

By:	/S/ DANNY D. SIMMONS
Danny D. Simmons
President and Chief Operating Officer

Houston, Texas

March 14, 2011